Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74567) of Brown-Forman Corporation of our report dated June 25, 2013 relating to the financial statements of the Brown-Forman Winery Operations Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
June 25, 2013